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                                                                    EXHIBIT 23.1


                        CONSENT OF ERNST & YOUNG L.L.P.

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 17, 1998, in the Registration Statement (Form S-1 No. 333-xxxxx) and related Prospectus of New South Bancshares, Inc. for the registration of 3,450,000 shares of New South Capital Trust 1 ___% Preferred Securities (liquidation amount $10.000 per preferred security) fully and unconditionally guaranteed by New South Bancshares, Inc.



                                                /s/ ERNST & YOUNG L.L.P.
                                               ------------------------------

Birmingham, Alabama
April 6, 1998